                                                                EXHIBIT 99.(c)

                               ARTICLES OF MERGER

                                    between

              IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                            (a Maryland corporation)

                                      and

                            ICCMIC ACQUISITION CORP.
                            (a Maryland corporation)

     Imperial Credit Commercial Mortgage Investment Corp., a corporation duly organized and existing under the laws of the State of Maryland ("ICCMIC"), and ICCMIC Acquisition Corp., a corporation duly organized and existing under the laws of the State of Maryland ("IAC"), do hereby certify that:

     FIRST:   ICCMIC and IAC have agreed to merge.

     SECOND: "Imperial Credit Commercial Mortgage Investment Corp." and "ICCMIC Acquisition Corp." are the names of the two parties to these Articles. Each of ICCMIC and IAC is a Maryland corporation. ICCMIC shall survive the merger as the surviving corporation and shall continue under the name "Imperial Credit Commercial Mortgage Investment Corp." as a Maryland corporation.

     THIRD: ICCMIC has its principal office in the State of Maryland in Baltimore City. IAC has its principal office in the State of Maryland in Baltimore City and does not own an interest in land in the State of Maryland.

     FOURTH: The terms and conditions of the merger set forth in these Articles were advised, authorized, and approved by each party to these Articles in the manner and by the vote required by its charter and by the laws of the State of Maryland. The manner of approval was as follows:

     (a) The ICCMIC board of directors, at a meeting held on July 22, 1999, adopted resolutions declaring the merger advisable and fair to and in the best interests of ICCMIC and its stockholders, adopted and approved the merger agreement, dated as of July 22, 1999 (and as amended on October 22, 1999 and on February 7, 2000) by and among Imperial Credit Industries, Inc., a California corporation ("ICII"), IAC and ICCMIC, attached as Exhibit A hereto (the "Merger Agreement"),
                                      ---------
          and the merger, and directed that the Merger Agreement and the merger be submitted to the stockholders of ICCMIC for approval at an annual or special meeting of ICCMIC stockholders. At a special meeting of ICCMIC stockholders held on March 20, 2000, ICCMIC stockholders approved and adopted the Merger Agreement and the merger by the votes required under the Merger Agreement.

     (b) The IAC board of directors, by unanimous written consent dated March 15, 2000, adopted resolutions declaring the merger to be advisable and in IAC's best interests and ratifying the Merger Agreement. By written consent dated March 15, 2000, ICII, as the sole stockholder of IAC, waived notice of a meeting of stockholders and approved the merger.

     FIFTH: As part of the merger, the charter of ICCMIC is amended in its entirety so as to conform with Articles I through VIII of the charter of IAC, attached as Exhibit B hereto. The merger does not reclassify or change the
            ---------
terms of any class or series of capital stock of ICCMIC.

     SIXTH: The total number of shares of capital stock of all classes that each of ICCMIC and IAC has authority to issue, the number of authorized shares of each such class and the par value of the shares of each such class are as follows:

     (a) The total number of shares of capital stock of all classes that ICCMIC has authority to issue is 500 million, 3.5 million of which are shares of Series A Junior Participating Preferred Stock, par value $0.0001 per share, and 496.5 million of which are shares of Common Stock, par value $0.0001 per share. The aggregate par value of all the shares of capital stock of all classes that ICCMIC has authority to issue is $50,000.

     (b) The total number of shares of capital stock of all classes that IAC has authority to issue is 500 million, par value $0.0001 per share. IAC has authority to issue two classes of shares, designated Common Stock and Series A Nonvoting Preferred Stock, respectively. The total number of shares of Common Stock that IAC has authority to issue is 499,999,900 million. The total number of shares of Series A Nonvoting Preferred Stock the corporation has authority to issue is 100. The aggregate par value of all shares of capital stock of all classes that IAC has authority to issue is $50,000.

     SEVENTH: The merger changes the authorized capital stock of ICCMIC. Immediately before the merger, ICCMIC has authority to issue 3.5 million shares of Series A Junior Participating Preferred Stock, par value $0.0001 per share, and 496.5 million shares of Common Stock, par value $.0001 per share. Following the merger, ICCMIC will have authority to issue 499,999,900 million shares of Common Stock, par value $0.0001 per share and 100 shares of Series A Nonvoting Preferred Stock, par value $0.0001 per share.

     EIGHTH: At the effective time of the merger and without further act, each issued and outstanding share of ICCMIC common stock shall be canceled and retired, shall cease to exist and shall be converted into the right to receive $11.5753246 in cash from ICII (the "merger consideration"). Following the effective time of the merger, holders of shares of ICCMIC common stock shall cease to have any rights with respect to such shares other than the right to receive the merger consideration. There are no shares of ICCMIC's Series A Junior Participating Preferred Stock outstanding.

     At the effective time of the merger and without further act, each issued and outstanding share of IAC common stock shall be converted into a share of common stock of the surviving corporation and each issued and outstanding share of IAC Preferred Stock shall be converted into a share of preferred stock of the surviving corporation.

     NINTH:  Other provisions necessary to effect the merger are as follows:

     (a) Subject to the provisions of the Maryland General Corporation Law, at the effective time of the merger, all the properties, rights, privileges, powers and franchises, of a public or private nature, of ICCMIC and IAC shall vest in the surviving corporation, and all debts, liabilities and duties of ICCMIC and IAC shall become the debts, liabilities and duties of the surviving corporation.

     (b) The directors of IAC immediately before the effective time of the merger shall be the initial directors of the surviving corporation following the merger, each to hold office until the earlier of such person's resignation or removal or until a successor is duly elected and qualified, as the case may be.

     (c) The officers of IAC immediately before the effective time of the merger shall be the initial officers of the surviving corporation following the merger, each to hold office until the earlier of such person's resignation or removal or until a successor is duly elected and qualified, as the case may be.

     (d) The bylaws of IAC, as in effect immediately before the effective time of the merger, shall be the bylaws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law.

     TENTH: The merger shall become effective at such time as these Articles are accepted for record by the State Department of Assessments and Taxation of Maryland.

                           *     *     *     *     *

     IN WITNESS WHEREOF, Imperial Credit Commercial Mortgage Investment Corp. and ICCMIC Acquisition Corp. have caused these presents to be signed in their respective names and on their respective behalves by their respective presidents and witnessed by their respective secretaries on March 28, 2000.

                                                 IMPERIAL CREDIT COMMERCIAL
WITNESS:                                            MORTGAGE INVESTMENT CORP.

  /s/ Norbert M. Seifert                         By: /s/ Mark S. Karlan
___________________________________________          ____________________________________
Norbert M. Seifert, General Counsel, Senior          Mark S. Karlan, President and Chief
 Vice President and Secretary                          Executive Officer


WITNESS:                                         ICCMIC ACQUISITION CORP.


   /s/ Irwin L. Gubman                           By: /s/ H. Wayne Snavely
___________________________________________         _____________________________________
Irwin L. Gubman, Secretary                           H. Wayne Snavely, President

       THE UNDERSIGNED, the President and Chief Executive Officer of Imperial Credit Commercial Mortgage Investment Corp., who executed on behalf of such corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of such corporation the foregoing Articles of Merger to be the corporate act of such corporation, and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                   /s/ Mark S. Karlan
                                _______________________________________________
                                Mark S. Karlan, President and Chief Executive Officer

       THE UNDERSIGNED, the President of ICCMIC Acquisition Corp., who executed on behalf of such corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of such corporation the foregoing Articles of Merger to be the corporate act of such corporation, and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                  /s/ H. Wayne Snavely
                                _______________________________________________
                                H. Wayne Snavely, President

                                   EXHIBIT A
                                   ---------

                       [Attach copy of Merger Agreement.]

                                   EXHIBIT B
                                   ---------

                         [Attach copy of IAC charter.]

                            ICCMIC ACQUISITION CORP.
                           ARTICLES OF INCORPORATION

     The undersigned, being a natural person and acting as an incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business corporation in the State of Maryland, pursuant to the provisions of the Maryland General Corporation Law. These Articles of Incorporation, as they may be amended, supplemented or restated from time to time, are referred to as the "Charter."

                                   ARTICLE I
                                  INCORPORATOR

     The undersigned, Phil Hanson, whose address is c/o Mayer, Brown & Platt, 350 S. Grand Ave., Los Angeles, CA 90071, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II
                                      NAME

     The name of the corporation (the "Corporation") is:

     ICCMIC Acquisition Corp.

                                  ARTICLE III
                                    PURPOSE

     The purpose for which the Corporation is formed is to engage in any lawful act or activity including, without limitation or obligation, engaging in business as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code") for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

                                   ARTICLE IV
                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

     The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

                                   ARTICLE V
                       PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
               CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

     Section 5.1  Number of Directors.

          5.1.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be two which number may be increased or decreased pursuant to the Bylaws of the Corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the names of the directors who shall act until the first meeting or until their successors are duly chosen and qualified are H. Wayne Snavely and Kevin E. Villani.

          5.1.2 Election by Preferred Stockholders. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided in paragraph 5.1.1 of this Article V or in the Bylaws. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

     Section 5.2 Extraordinary Actions. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by an affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in this Charter.

     Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in this Charter or the Bylaws.

     Section 5.4 Preemptive Rights. No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

     Section 5.5  Indemnification.

          5.5.1 The Corporation shall indemnify and hold harmless and, without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to (A) its present and former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

          5.5.2 Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or
(b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

          5.5.3 No amendment of this Charter or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     Section 5.6 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matters relating to the acquisition, holding and disposition of any assets by the Corporation; whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

     Section 5.7 REIT Qualification. The Corporation shall seek to elect and maintain status as a REIT under the Code. The Board of Directors shall use its reasonable best efforts to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of distributions to its stockholders. The Board of Directors shall take no action to disqualify the Corporation as a REIT or to otherwise revoke the Corporation's election to be taxed as a REIT without the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

     Section 5.8 Removal of Directors. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

     Section 5.9 Dissolution. The dissolution of the Corporation shall be approved by the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

     Section 5.10 Amendment of Certain Provisions. Notwithstanding any other provision of this Charter or the Bylaws of the Corporation, the provisions of Sections 5.7, 5.8, 5.9 and 5.10 shall not be amended, altered, changed or repealed without the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

                                   ARTICLE VI
                                     STOCK

     Section 6.1 Authorized Shares. The total number of shares of stock of all classes which the Corporation has authority to issue is 500,000,000 shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $50,000. All of such shares are initially classified as "Common Stock". The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock.

     Section 6.2 Common Stock. Subject to Article VII, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

          6.2.1 Voting Rights. Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

          6.2.2 Dividends. Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

          6.2.3 Distribution Upon Dissolution. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

     Section 6.3  Classification/Reclassification.

          6.3.1 Powers of the Board of Directors. Subject to Article VII and the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of this Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

          (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

          (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

          (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

          (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

          (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

          (f) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

          (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

          (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and this Charter.

          6.3.2 Ranking. For the purposes hereof and of any articles supplementary to this Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

          (b) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

          (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

     Section 6.4 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Charter and the Bylaws of the Corporation.

                                  ARTICLE VII
                                  AMENDMENTS

     The Corporation reserves the right from time to time to make any amendments of this Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in this Charter, of any of its outstanding stock by classification, reclassification or otherwise but, no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon.

                                 ARTICLE VIII
                            LIMITATION OF LIABILITY

     To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of this Charter or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.




     IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act.


INCORPORATOR:


/s/ Phil Hanson
----------------------------

     I hereby consent to my designation in this document as resident agent for this corporation.


SIGNATURE OF RESIDENT AGENT LISTED IN FOURTH:


----------------------------

                               __________________

                             ARTICLES SUPPLEMENTARY

          ICCMIC Acquisition Corp., a Maryland corporation (the "Company") having its principal office in the State of Maryland in Baltimore City, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:  Under a power contained in Article VI of the Articles of
          -----
Incorporation of the Company (the "Charter"), the Board of Directors of the Company (the "Board of Directors"), by unanimous written consent, dated as of March 20, 2000, reclassified and designated 100 shares of Common Stock (the "Stock") (as defined in the Charter) as shares of Series A Nonvoting Preferred Stock, par value $.0001 per share, with the following preferences, other rights, voting powers, restrictions, limitations as to dividends and other distributions, which, upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter:

                       SERIES A NONVOTING PREFERRED STOCK

          Section 1.          Number and Designation.  This Class of Preferred
                              ----------------------
          Stock shall be designated as Series A Nonvoting Preferred Stock, par value $.0001 per share (the "Series A Nonvoting Preferred Stock"), and the number of shares which shall constitute the Series A Nonvoting Preferred Stock shall not be more than 100 shares, subject, however, to increase or decrease upon further action by the Board of Directors in the future as permitted by the Charter and applicable law.

          Section 2.          Definitions.  For purposes of the Series A
                              -----------
          Nonvoting Preferred Stock, the following terms shall have the meanings indicated:

          "Board of Directors" shall mean the Board of Directors of the Company
           ------------------
or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Nonvoting Preferred Stock.

          "Common Stock" shall mean the Common Stock, par value $.0001 per
           ------------
share, of the Company.

          "Dividend Payment Date" shall have the meaning set forth in Section
           ---------------------
3(a) hereof.

          "Dividend Record Date" shall have the meaning set forth in Section
           --------------------
3(a) hereof.

          "Junior Stock" shall mean all classes or series of Stock of the
           ------------
Company ranking junior to the Series A Nonvoting Preferred Stock.

          "MGCL" shall mean the Maryland General Corporation Law, as amended
           ----
from time to time.

          "Series A Nonvoting Preferred Stock" shall have the meaning set forth
           ----------------------------------
in Section 1 hereof.

          Section 3.          Dividends.
                              ---------

          (a) The holders of Series A Nonvoting Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors out of assets legally available for that purpose, dividends in the amount of eight dollars ($8.00) per share annually on such date as may be set by the Board of Directors (a "Dividend Payment Date") to holders of record on such date, not more than 60 nor less than ten days preceding such Dividend Payment Date, fixed for such purpose by the Board of Directors (a "Dividend Record Date"). Each such dividend shall be payable to the holders of record of the Series A Nonvoting Preferred Stock as they appear on the share records of the Company at the close of business on the Dividend Record Date.

          (b) Dividends on Series A Nonvoting Preferred Stock shall not be cumulative, and no right shall accrue to the holders of the Series A Nonvoting Preferred Stock by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared or unpaid distribution bear or accrue interest.

          Section 4.          Liquidation Preference.
                              ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, before any assets of the Company shall be distributed, paid or set aside for the holders of Junior Stock, the Company shall pay to the holders of shares of Series A Nonvoting Preferred Stock one hundred dollars ($100) per share of Series A Nonvoting Preferred Stock plus an amount equal to all declared and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series A Nonvoting Preferred Stock have been paid this liquidation preference in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Company. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more entities, (ii) a sale or transfer of all or substantially all of the Company's assets, or
                    (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

          (b) Upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of Series A Nonvoting Preferred Stock as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Nonvoting Preferred Stock shall not be entitled to share therein.

          (c) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend or other acquisition of shares of beneficial interest of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Nonvoting Preferred Stock shall not be added to the Company's total liabilities.


          Section 5.          Status of Stock.  All shares of Series A Nonvoting
                              ---------------
                        Preferred Stock which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued Series A Nonvoting Preferred Stock.

          Section 6.          Ranking.  So long as any shares of Series A
                              -------
                        Nonvoting Preferred Stock are outstanding, the Company shall not issue any class or series of Stock which would entitle the holders thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Nonvoting Preferred Stock. All other classes or series of Stock of the Company shall rank on parity or junior to the Series A Nonvoting Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.

          Section 7.          Voting Rights.  The holders of the Series A
                              -------------
                        Nonvoting Preferred Stock shall not have the right to notice of shareholders' meetings or to vote; provided, however, that so long as any shares of the Series A Nonvoting Preferred Stock shall be outstanding, the Company shall not, without first obtaining the approval, by vote or written consent, of the holders of at least a majority of the Series A Nonvoting Preferred Stock, alter or change the preferences, other rights, voting powers, restrictions or limitations of the shares of the Series A Nonvoting Preferred Stock so as to materially adversely affect such preferences, other rights, voting powers, restrictions or limitations of the shares, except to protect the REIT status of the Company.

          Section 8.          Severability of Provisions.  If any preference,
                              --------------------------
                        right, voting power, restriction, limitation as to dividends or other distributions of the Series A Nonvoting Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions of the Series A Nonvoting Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions of the Series A Nonvoting Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

          SECOND:  The Stock has been classified and designated by the Board of
          ------
Directors under the authority contained in the Charter.

          THIRD:   These Articles Supplementary have been approved by the Board
          -----
of Directors in the manner and by the vote required by law.

          FOURTH:  The undersigned President of the Company acknowledges these
          ------
Articles Supplementary to be the act of the Company and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed by its President and attested to by its Secretary on this 21st day of March, 2000.



By:  /s/ H. Wayne Snavely
   ------------------------
       H. Wayne Snavely



Attest:                  /s/ Irwin L. Gubman
                         -------------------------
                         Irwin L. Gubman